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                                                                  Exhibit 99.A3


                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        FORTIS TAX-FREE PORTFOLIOS, INC.


         The undersigned officer of Fortis Tax-Free Portfolios, Inc. (the "Corporation"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, hereby certifies that the Corporation's Board of Directors and shareholders, at meetings held March 21, 1996, and November 12, 1996, respectively, adopted the resolutions hereinafter set forth; and such officer further certifies that the amendments to the Corporation's Amended and Restated Articles of Incorporation set forth in such resolutions were adopted pursuant to said Chapter 302A.

         WHEREAS, the Corporation is registered as an open end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several series, each of which represents a separate and distinct portfolio of assets; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series C Shares of the Corporation (also known as the "New York Portfolio") that the assets belonging to such series be sold to Voyageur Mutual Funds, Inc. ("Voyageur"), a Minnesota corporation and an open end management investment company registered under the Investment Company Act of 1940, in exchange for the Series J shares of Voyageur (also known as the "Voyageur New York Tax Free Fund"); and

         WHEREAS, the Corporation wishes to provide for the pro rata distribution of such shares of Voyageur received by it to holders of shares of the Corporation's New York Portfolio and the simultaneous cancellation and retirement of the outstanding shares of the Corporation's New York Portfolio; and

         WHEREAS, the Corporation and Voyageur have entered into an Agreement and Plan of Reorganization providing for the foregoing transactions; and

         WHEREAS, the Agreement and Plan of Reorganization requires that, in order to bind all holders of shares of the Corporation's New York Portfolio to the foregoing transaction, and in particular to bind such holders to the cancellation and retirement of the outstanding shares of the Corporation's New York Portfolio, it is necessary to adopt an amendment to the Corporation's Amended and Restated Articles of Incorporation.

         NOW, THEREFORE BE IT RESOLVED, that the Corporation's Amended and Restated Articles of Incorporation be, and the same hereby are, amended to add the following Articles 5A immediately following Articles 5 thereof:

                  5A.(a) For purposes of this Article 5A, the following terms shall have the following meanings:

                  "CORPORATION" means this corporation.

                  "VOYAGEUR" means Voyageur Mutual Funds, Inc., a Minnesota corporation.

                  "ACQUIRED FUND" means the Corporation's New York Portfolio, which is represented by the Corporation's Series C shares.

                  "ACQUIRED FUND SHARES" means the Corporation's Series C
                  Shares.

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                  "CLASS A ACQUIRED FUND SHARES" means the Acquired Fund's
                  Class A Shares.

                  "CLASS B ACQUIRED FUND SHARES" means the Acquired Fund's Class B Shares.

                  "CLASS C ACQUIRED FUND SHARES" means the Acquired Fund's Class C Shares.

                  "CLASS E ACQUIRED FUND SHARES" means the Acquired Fund's Class E Shares.

                  "CLASS H ACQUIRED FUND SHARES" means the Acquired Fund's Class H Shares.

                  "ACQUIRING FUND" means Voyageur's New York Tax Free Fund, which is represented by Voyageur's Series J Shares.

                  "ACQUIRING FUND SHARES" means Voyageur's Series J Shares.

                  "CLASS A ACQUIRED FUND SHARES" means the Acquiring Fund's Class A Shares.

                  "CLASS B ACQUIRED FUND SHARES" means the Acquiring Fund's Class B Shares.

                  "CLASS C ACQUIRED FUND SHARES" means the Acquiring Fund's Class C Shares.

                  "EFFECTIVE TIME" means 4:00 p.m. Eastern time on the date upon which these Articles of Amendment are filed with the Minnesota Secretary of State.

         (b) At the Effective Time, the assets belonging to the Acquired Fund, the Special Liabilities associated with such assets, and the specific General Assets and General Liabilities allocated to the Acquired Fund, shall be sold to and assumed by the Acquiring Fund in return for Class A Acquiring Fund Shares, Class B Acquiring Fund Shares, and Class C Acquiring Fund Shares, all pursuant to the Agreement and Plan of Reorganization between the Corporation and Voyageur relating thereto. For purposes of the foregoing, the terms "assets belonging to," "Special Liabilities," "General Assets" and "General Liabilities" have the meanings assigned to them in Article 7(b), (c) and (d) of the Corporation's Amended and Restated Articles of Incorporation.

         (c) The number of Class A Acquiring Fund Shares, Class B Acquiring Fund Shares, and Class C Acquiring fund Shares to be received by the Acquired Fund and distributed by it to the respective Acquired Fund shareholders shall be determined as follows:

                  (i) The net asset value per share of the Class A Acquired Fund Shares, Class B Acquired Fund Shares, Class C Acquired Fund Shares, Class E Acquired Fund Shares and Class H Acquired Fund Shares shall be computed as of the Effective Time using the valuation procedures set forth in the Corporation's Amended and Restated Articles of Incorporation, bylaws, then-current prospectus and statement of additional information, and as may be required by the Investment Company Act of 1940, as amended.

                  (ii) The total number of all classes of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the assets and liabilities of the Acquired Fund shall have an aggregate net asset value equal to the aggregate net asset value of all classes of the Acquired Fund Shares immediately prior to the Effective Time, as determined pursuant to (i) above. The total number of Class A Acquiring Fund Shares to be issued (including fractional shares, if any) in

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         exchange for the assets and liabilities of the Acquired Fund which are allocable collectively to the Class A Acquired Fund Shares and Class E Acquired Fund Shares shall have an aggregate net asset value equal to the sum of the aggregate net asset value of the Class A Acquired Fund Shares and the aggregate net asset value of the Class E Acquired Fund Shares immediately prior to the Effective Time, as determined pursuant to (i) above; the total number of the Class B Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the assets and liabilities of the Acquired Fund which are allocable collectively to the Class B Acquired Fund Shares and Class H Acquired Fund Shares shall have an aggregate net asset value equal to the sum of the aggregate net asset value of the Class B Acquired Fund Shares and the aggregate net asset value of the Class H Acquired Fund Shares immediately prior to the Effective Time, as determined pursuant to (i) above; and the total number of Class C Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the assets and liabilities of the Acquired Fund which are allocable collectively to the Class C Acquired Fund Shares shall have an aggregate net asset value equal to the sum of the aggregate net asset value of the Class C Acquired Fund Shares, immediately prior to the Effective Time, as determined pursuant to (i) above.

                  (iii) Immediately after the Effective Time, the Acquired Fund shall distribute to the Acquired Fund shareholders of the respective classes in liquidation of the Acquired Fund pro rata (based upon the ratio that the number of Acquired Fund Shares of the respective classes owned by each Acquired Fund shareholder immediately prior to the Effective Time bears to the total number of issued and outstanding Acquired Fund Shares of such class immediately prior to the Effective
         Time) the full and fractional Acquiring Fund Shares of the respective classes received by the Acquired Fund pursuant to (i) and (ii) above. Accordingly, each holder of Class A Acquired Fund Shares shall receive, immediately after the Effective Time, Class A Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class A Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each holder of Class B Acquired Fund Shares shall receive, immediately after the Effective Time, Class B Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class B Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each holder of Class C Acquired Fund Shares shall receive, immediately after the Effective Time, Class C Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class C Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each holder of Class B Acquired Fund Shares shall receive, immediately after the Effective Time, Class A Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class E Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; and each holder of Class H Acquired Fund Shares shall receive, immediately after the Effective Time, Class B Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class H Acquired Fund Shares shall receive, immediately after the Effective Time, Class B Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class H Aquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time.

         (d) The distribution of Class A Acquiring Fund Shares, Class B Acquiring Fund Shares and Class C Acquiring Fund Shares to Acquired Fund shareholders provided for in paragraph (c) above shall be accomplished by the issuance of such Class A Acquiring Fund Shares, Class B Acquiring Fund Shares and Class C Acquiring Fund Shares to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund shareholders representing the numbers of Class A Acquiring Fund Shares, Class B Acquiring Fund Shares and Class C Acquiring Fund Shares due each such shareholder pursuant to the foregoing provisions. All issued and outstanding Acquired Fund Shares shall simultaneously be canceled in the books of the Acquired Fund and retired. From and after the Effective Time, share certificates formerly representing Acquired Fund Shares shall represent the numbers of Class A Acquiring Fund Shares, Class B Acquiring Fund Shares or Class C Acquiring Fund Shares determined in accordance with the foregoing provisions.

         (e) From and after the Effective Time, the Acquired Fund Share canceled and retired pursuant to

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paragraph (d) above shall have the status of authorized and unissued shares of the Corporation, without designation as to series.

         IN WITNESS WHEREOF, the undersigned officer the Corporation has executed these Articles of Amendment on behalf of the Corporation on November 15, 1996.

                                               FORTIS TAX-FREE PORTFOLIOS, INC.




                                               By /s/ Scott Plummer
                                                  ---------------------------

                                               Its  Assistant Secretary
                                                  ---------------------------